Exhibit 99.1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission and further agrees to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking part.

Date: February 13, 2023

By:	/s/ Stanley G. Dunford
Stanley G. Dunford

FLOYD DUNFORD LIMITED

By:	/s/ Stanley G. Dunford
Stanley G. Dunford
Authorized Signatory

DUNFORD MARINE HOLDINGS LP

By:	/s/ Stanley G. Dunford
Stanley G. Dunford
Authorized Signatory